Exhibit 4.19

FIFTH AMENDMENT TO CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of December 5, 2003, is entered into among ELKCORP (formerly known as Elcor Corporation), a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), BANK ONE, N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

BACKGROUND

     A.     The Borrower, certain of the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001, that certain Second Amendment to Credit Agreement, dated as of June 5, 2002, that certain Third Amendment to Credit Agreement, dated as of February 20, 2003, and that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2003 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

     B.     The Borrower has requested (a) certain amendments to the Credit Agreement, (b) to add Wells Fargo Bank, National Association (the “New Lender”) and (c) to remove Washington Mutual Bank, FA (“Washington Mutual”) and Comerica Bank (“Comerica”) (collectively, “Exiting Lenders”) as lenders under the Credit Agreement.

     C.     The Lenders, the Documentation Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

     1.     AMENDMENTS.

     (a)  The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means (a) November 30, 2008 or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

     (b)  Schedule 2.01 is hereby amended to be in the form of Schedule 2.01 to this Fifth Amendment, and the Commitment of each Lender, after giving effect to this Fifth Amendment, is set forth on such Schedule 2.01.

     (c)  Section 10.08 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof to read as follows:

Notwithstanding anything to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     (d)  Article X of the Credit Agreement is hereby amended by adding a new Section 10.23 thereto to read as follows:

10.23 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     2.     REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

     (a)  the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

     (b)  no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c)  (i) the Borrower has full power and authority to execute and deliver this Fifth Amendment, the Revolving Loan Note payable to the order of the New Lender (the “New Note”), the replacement Revolving Loan Note payable to the order of each Lender whose Commitment has been amended pursuant to this Fifth Amendment (collectively, the “Replacement Notes”), (ii) this Fifth Amendment, the New Note and the Replacement Notes have been duly executed and delivered by the Borrower, and (iii) this Fifth Amendment, the New Note and the Replacement Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d)  neither the execution, delivery and performance of this Fifth Amendment, the New Note, the Replacement Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

     (e)  no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Fifth Amendment, the New Note or the Replacement Notes.

     3.     CONDITIONS TO EFFECTIVENESS. This Fifth Amendment shall be effective upon satisfaction or completion of the following:

     (a)  the Administrative Agent shall have received counterparts of this Fifth Amendment executed by each the Lenders;

     (b)  the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;

     (c)  the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Fifth Amendment, the New Note and the Replacement Notes;

     (d)  the Administrative Agent shall have received an opinion of counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d) and (e) of this Fifth Amendment;

     (e)  the Administrative Agent shall have received a duly executed (i) New Note for the New Lender and (ii) Replacement Note for each Lender whose Commitment is being amended by this Fifth Amendment;

     (f)  Washington Mutual and Comerica shall each have received payment in full of all amounts due and owing to them under the Credit Agreement;

     (g)  the Administrative Agent shall have received from the Borrower in immediately available funds for each Lender an amount equal to the product of (i) 0.150% and (ii) the amount of each Lender’s Commitment after giving effect to this Fifth Amendment; and

     (h)  the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

     4.     PURCHASE BY NEW LENDER. Simultaneously with the satisfaction of conditions of effectiveness set forth in Section 3 hereof, each Lender shall purchase or sell (as the case may be), without recourse, an amount of Loans and L/C Obligations outstanding such that after giving effect to this Fifth Amendment, the amount of each Lender’s Commitment under the Credit Agreement which has been utilized shall be pro rata among the Lenders in the proportion that their respective Commitments bear to the Aggregate Commitment. If, as a result of purchase or sale provided for in this Section 4, any Lender incurs any funding loss in respect of a Eurodollar Rate Loan, the Borrower agrees to compensate such Lender as provided in Section 3.05 of the Credit Agreement. The parties hereto agree that the provisions of Section 10.07 of the Credit Agreement shall not be applicable to the addition of the New Lender pursuant to this Fifth Amendment. The New Lender represents and warrants to the Administrative Agent as follows:

     (a)  it has received a copy of the Credit Agreement and all amendments thereto, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and it is an Eligible Assignee;

     (b)  it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Fifth Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Fifth Amendment and the other Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

     (c)  under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender under any Loan Document, and no tax forms described in Section 10.15 of the Credit Agreement are required to be delivered by it; and

     (d)  it has received and reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and become a party to the Credit Agreement. It has independently and without reliance upon the Administrative Agent or any other Person, and based on such information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fifth Amendment and become a party to the Credit Agreement. It will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     5.     EXITING LENDERS. Upon satisfaction of the conditions set forth in Section 3 of this Fifth Amendment, (a) no Exiting Lender shall (i) be a Lender under the Credit Agreement or (ii) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any commitments thereunder and (b) each Exiting Lender shall mark its Revolving Loan Note “PAID IN FULL”, and promptly return its Revolving Loan Note to the Borrower.

     6.     REFERENCE TO THE CREDIT AGREEMENT.

     (a)  Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b)  The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     7.     COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

     8.     GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

     9.     EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fifth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

     10.     GOVERNING LAW; BINDING EFFECT. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

     11.     HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

     12.     ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED

BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Fifth Amendment is executed as of the date first set forth above.

ELKCORP

By:

Harold Beattie, Jr.
Senior Vice President, Chief Financial
Officer and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:

Name:

Title:

BANK ONE, N.A., as a Lender and Documentation Agent

By:

Name:

Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

COMPASS BANK, as a Lender

By:

Name:

Title:

HIBERNIA NATIONAL BANK, as a Lender

By:

Name:

Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:

Name:

Title:

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 5 HEREOF ONLY:

COMERICA BANK

By:

Name:

Title:

WASHINGTON MUTUAL BANK, FA

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO:
ELK PREMIUM BUILDING PRODUCTS, INC.
(formerly known as Elk Corporation of Dallas)
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
OEL, LTD.
CHROMIUM CORPORATION
CYBERSHIELD OF GEORGIA, INC. CYBERSHIELD, INC.
CYBERSHIELD INTERNATIONAL, INC.
CYBERSHIELD OF TEXAS, INC.
(formerly known as Chromium Corporation)
ELK TECHNOLOGY GROUP, INC.
ELK TECHNOLOGIES, INC.
ELK PERFORMANCE NONWOVEN FABRICS, INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.

By:

Harold Beattie, Jr.
Vice President for All

NELPA, INC.

By:

Name:

Title:

ELK GROUP, L.P.
(formerly known as Elcor Service Limited Partnership)

By:	ELK GROUP, INC.
(formerly known as Elcor Management Corporation), Its General Partner

By:

Harold Beattie, Jr.
Senior Vice President

ELK GROUP, INC.
(formerly known as Elcor Management Corporation)

By:

Harold Beattie, Jr.
Senior Vice President

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Bank of America, N.A.	$25,000,000	22.727272727%
Bank One, N.A.	$20,000,000	18.181818182%
Wells Fargo Bank, National Association	$16,500,000	15.000000000%
Compass Bank	$15,000,000	13.636363636%
Branch Banking and Trust Company	$15,000,000	13.636363636%
The Northern Trust Company	$11,000,000	10.000000000%
Hibernia National Bank	$7,500,000	6.818181818%
Total	$110,000,000.00	100.000000000%

Schedule 2.01